REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Columbus Acquisition Corp.

We have audited the accompanying balance sheets of Columbus Acquisition Corp. (a development stage corporation) as of May 23, 2007 and December 31, 2006 and the related statements of operations, stockholders’ equity and cash flows for the periods from January 1, 2007 to May 23, 2007, the period August 1, 2006 (inception) to December 31, 2006, and the cumulative period from August 1, 2006 (inception) to May 23, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Columbus Acquisition Corp. as of May 23, 2007 and December 31, 2006, and the results of its operations and its cash flows for the periods from January 1, 2007 to May 23, 2007,the period from August 1, 2006 (inception), to December 31, 2006, and the cumulative period from August 1, 2006 (inception) to May 23, 2007 in conformity with United States generally accepted accounting principles.

/s/GOLDSTEIN GOLUB KESSLER LLP
GOLDSTEIN GOLUB KESSLER LLP
New York, New York

May 25, 2007

COLUMBUS ACQUISITION CORP.
(A Development Stage Company)

Balance Sheets

	May 23, 2007	December 31, 2006
Assets
Current assets
Cash	$22,431	$43,020
Cash held in trust	109,950,000	-
Cash held in trust from underwriter	3,450,000
Due from underwriter	100
Prepaid expenses	44,583	-
Total current assets	113,467,114	43,020
Deferred offering costs associated with public offering	-	342,027

Total assets	$113,467,114	$385,047

Liabilities and Stockholders’ Equity

Liabilities:
Accrued expenses	$-	$211,500
Note Payable to stockholder (Note 4)	-	150,000
Due to underwriter	3,450,000
Total Liabilities	3,450,000	361,500

Common stock subject to possible conversion, 4,311,063	32,979,628	-

Commitments

Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding		—
Common stock, $0.0001 par value, 39,000,000 shares authorized; 17,500,000 shares (which includes 4,311,063 subject to possible conversion) and 3,125,000 shares issued and outstanding at May 23, 2007 and December 31, 2006, respectively	1,750	313
Additional paid-in capital	77,040,098	24,687
Deficit accumulated during the development stage	(4,362)	(1,453)
Total stockholders’ equity	77,037,486	23,547

Total liabilities and stockholders’ equity	$113,467,114	$385,047

See notes to financial statements.

COLUMBUS ACQUISITION CORP.
(A Development Stage Company)

Statements of Operations

	For the period from January 1, 2007 to May 23, 2007	August 1, 2006 (inception) to December 31, 2006	August 1, 2006 (inception) to May23,2007 (cumulative)
Formation and operating costs	$2,909	$1,453	$4,362

Net Loss	(2,909)	(1,453)	(4,362)

Net loss per share-basic and diluted	$(0.00)	$(0.00)	$(0.00)

Weighted average number of common shares outstanding-basic and diluted	3,672,622	3,125,000	3,367,821

See notes to financial statements.

COLUMBUS ACQUISITION CORP.
(A Development Stage Company)

Statement of Stockholders’ Equity

	Common Stock		Additional Paid-In	Deficit Accumulated During the Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity

Issuance of $0.001 par value Common Stock on August 10, 2006 at $0.008 per share to Initial Stockholders	3,125,000	$313	$24,687		$$25,000
Net loss for the period August 1, 2006 (inception) to December 31, 2006	—	—	—	(1,453)	(1,453)
Balance at December 31, 2006	3,125,000	$313	$24,687	$(1,453)	$23,547

Sale of Private Placement Warrants			3,650,000		3,650,000

Sale of 14,375,000 Units net of underwriter’s discount and offering expenses (includes 4,311,063 shares subject to possible conversion)	14,375,000	1,437	106,344,939		106,346,376

Proceeds subject to possible conversion of 4,311,063			(32,979,628)		(32,979,628)

Sale of underwriter option			100		100

Net loss for the period January 1, 2007-May 23, 2007				(2,909)	(2,909)
Balance at May 23, 2007	17,500,000	$1,750	$77,040,098	$(4,362)	$77,037,486

See notes to financial statements.

COLUMBUS ACQUISITION CORP.
(A Development Stage Company)

Statements of Cash Flows

	For the period from January 1, 2007 to May 23, 2007	August 1, 2006 (inception) to December 31, 2006	August 1, 2006 (inception) to May23,2007 (cumulative)
Cash flows from operating activities
Net loss	$(2,909)	$(1,453)	$(4,362)
Increase in prepaid expense	(44,583)	-	(44,583)
Net Cash used in operating activities	(47,492)	(1,453)	(48,945)

Cash flows from investing activities
Cash held in Trust Account	(113,400,000)	-	(113,400,000)
Net cash used in investing activities	(113,400,000)	-	(113,400,000)

Cash flows from financing activities
Proceeds from public offering	115,000,000		115,000,000
Proceeds from private placement of warrants	3,650,000		3,650,000
Proceeds from note payable to stockholder		150,000	150,000
Repayment of note payable to stockholder	(150,000)		(150,000)
Proceeds from sale of shares of common stock		25,000	25,000
Payments of public offering costs	(5,073,097)	(130,527)	(5,203,624)
Net cash provided by financing activities	113,426,903	44,473	113,471,376
Net increase (decrease) in cash	(20,589)	43,020	22,431

Cash — beginning of period	43,020	-	-
Cash — end of period	$22,431	$43,020	$22,431

Supplemental disclosure of non-cash financing activities:

Accrual of offering costs	$-	$211,500	$-
Accrual of deferred underwriting fees	3,450,000	-	3,450,000

See notes to financial statements.

COLUMBUS ACQUISITION CORP.
( A Development Stage Company)

Notes to Financial Statements

Note 1 — Organization and Nature of Business Operations

Columbus Acquisition Corp. (the “Company”) was incorporated in Delaware on August 1, 2006 as a blank check company whose objective is to acquire through a merger, stock exchange, asset acquisition or similar business combination a currently unidentified operating business or businesses.

At May 23, 2007, the Company had not commenced any operations. All activity through May 23, 2007 relates to the Company’s formation and the initial public offering described below. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s initial public offering (the “Public Offering”) (as described in Note 3) was declared effective May 18, 2007. The Company consummated the Public Offering on May 23, 2007 and received net proceeds of approximately $110,000,000, including $3,650,000 of proceeds from the private placement (the “Private Placement”) sale of 3,650,000 insider warrants to certain officers, directors and shareholders of the Company. The warrants sold in the private placement were identical to the warrants sold in the offering, but the purchasers in the Private Placement have waived their rights to receive any distributions on liquidation in the event the Company does not complete a business combination (as described below).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a business combination with an operating business (“Business Combination”), which may not constitute a business combination for accounting purposes. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Public Offering and Private Placement, $113,400,000, including 3,450,000 of the underwriters' discounts and commissions as described in Note 3, is being held in a trust account (“Trust Account”) invested in government securities. The trust account will be maintained until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. One of the Company’s directors has agreed that he will be personally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, there can be no assurance that that the director will be able will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Account), along with $1.75 million in interest income, may be used to pay for business, legal, and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for the acquisition, is required to submit such transaction for stockholder approval. In the event that stockholders owning 30% or more of the shares sold in the Public Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Public Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 3,125,000 founding shares of common stock, as well as any shares of common stock acquired in connection with or following the Public Offering, in accordance with the vote of the majority in interest of all other stockholders of the Company ( “Public Stockholder”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares to cash. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination., divided by the number of shares of common stock held by Public Stockholders at the consummation of the Public Offering. Accordingly, Public Stockholders holding 29.99% of the aggregate number of share owned by all Public stockholders may seek conversion of their shares in the event

COLUMBUS ACQUISITION CORP.
( A Development Stage Company)

Note 1 — Organization and Nature of Business Operations (Continued)

of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account (subject to distributions for working capital and amounts paid or accrued for taxes) computed without regard to the shares held by Initial Stockholders. Accordingly, a portion of the net proceeds from the Public Offering 29.99% of the amount held in Trust Fund, excluding the deferred portion of the underwriters’ discount and commission) has been classified as common stock subject to possible conversion on the accompanying May 23, 2007 balance sheet. In addition, such stockholders would be entitled to a portion of the deferred portion of the underwriters’ discount and commission held in trust (see Note 3).

The Company’s Certificate of Incorporation provides that the Company will continue in existence only until 24 months from the Effective Date of the Public Offering. If the Company has not completed a Business Combination by such date, its corporate existence will cease and it will dissolve and liquidate for the purposes of winding up its affairs. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering per share in the Public Offering (assuming no value is attributed to the Warrants contained in the Units sold in the Offering discussed in Note 3).

Note 2 — Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents are deposits with financial institutions as well as short-term money market instruments with maturities of three months or less when purchased.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. The Company may maintain deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Fair Value of Financial Instruments

The fair values of the Company’s assets and liabilities that qualify as financial instruments under SFAS No. 107 “Disclosures about Fair Value of Financial Instrument, “ approximate their carrying amounts presented in the balance sheets at March 31, 2007 and December 31, 2006.

The Company accounts for derivative instruments, if any, in accordance with SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” as amended (“SFAS 133”), which establishes accounting and reporting standards for derivative instruments.

New Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” an interpretation of FASB Statement No. 109 (“FIN 48”), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax position. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a material effect on the Company’s financial condition or results of operations.

The Company does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

COLUMBUS ACQUISITION CORP.

(A Development Stage Company)

Note 2 — Summary of Significant Accounting Policies (Continued)

Deferred Offering Costs

Deferred offering costs consisted principally of accounting, legal and other fees incurred prior to the Public Offering and were charged to capital upon the consummation of the Public Offering.

Net Loss per Common Share

Loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $1,748 at May 23, 2007 and $580 at December 31, 2006. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance as of May 23, 2007 and December 31, 2006.

The effective tax rate differs from the statutory tax rate of 34% due to state income tax and the increase in the valuation allowance

Note 3 — Initial Public Offering & Value of Unit Purchase Option

On May 23, 2007, the Company sold 14,375,000 units (“Units”), including 1,875,000 units pursuant to the over-allotment option granted to the underwriters, in the Public Offering at a price of $8.00 per unit. Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one Redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of the completion of a Business Combination with a Target Business and one year from the effective date of the Public Offering and expiring four years from the effective date of the Proposed Offering, unless earlier redeemed. The Warrants will be redeemable at a price of $0.01 per Warrant upon 90 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. In accordance with the warrant agreement relating to the Warrants sold and issued in the Public Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

COLUMBUS ACQUISITION CORP.

(A Development Stage Company)

Note 3 — Intial Public Offering & Value of Unit Purchase Option (continued)

In connection with the Public Offering, the Company paid Lazard Capital Markets LLC, the underwriters of the Public Offering, underwriting discounts and commissions of 7% of the gross Proceeds of the Offering, of which 3% of the gross proceeds ($3,450,000) will be held in the Trust Account and payable only upon the consummation of a business combination. If a business combination is approved and completed, public stockholders who voted against the combination and have exercised their conversion rights will be entitled to their pro rata share of the deferred underwriters’ discount and commissions.

On the 90th day after the effective date of the prospectus or earlier, at the discretion of the underwriters, the warrants will separate from the Units and begin to trade.

Simultaneously with the consummation of the Public Offering, certain of the initial stockholders purchased 3,650,000 warrants (“Private Placement Warrants”) at a purchase price of $1.00 per warrant, in a private placement. The proceeds of $3,650,000 were placed in the Trust Account. The Private Placement Warrants are identical to the Warrants underlying the Units sold in the Public Offering except that if the Company calls the Warrants for redemption, the Private Placement Warrants will be exercisable on a cashless basis as long as they are still held by the initial purchasers. The purchasers have agreed that the Private Placement Warrants will not be sold or transferred by them, until 30 days after the completion of a Business Combination.

The Initial Stockholders and the holders of the Private Placement Warrants will be entitled to registration rights with respect to their securities pursuant to an agreement signed prior to the effective date of the Public Offering. With respect to the shares issued prior to the Public Offering, the holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. With respect to the Private Placement Warrants (and underlying shares), the holders of the majority of these securities are entitled to demand that the Company register these shares at any time commencing three months following the consummation of a Business Combination. In addition, such holders have certain “piggy back” registration rights on registration statements filed subsequent to the Company’s consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

In connection with this Offering, the Company issued an option to the underwriters, for $100, to purchase up to a total of 625,000 Units at $10.00 per Unit. The Units issuable upon exercise of this option are identical to those offered in the Proposed Offering. The purchase option and its underlying securities have been registered under the registration statement. The option has a useful life of five years.

The sale of this option will be accounted for as an equity transaction. Accordingly, there will be no net effect on the Company's financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has determined, based upon a Black-Scholes model, that the most recent fair market value of the option is approximately $1,762,500, using an expected life of five years, volatility of 41% and a risk-free interest rate of 4.5%.

The Company has no trading history, as such it is not possible to value the option based on historical trades. In order to estimate the value of the option the Company considered the historic volatilities of publicly traded blank check companies that have completed business combinations. The average volatility of the representatives companies was calculated to be 41%. Management believes that this volatility is a reasonable benchmark to use in estimating the value of the option. The actual volatility of the Units will depend on many factors that cannot be ascertained at this time.

The purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the purchase option (the difference between the exercise prices of the purchase option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the purchase option without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the purchase option or the Warrants underlying the purchase option. The holder of the purchase option will not be entitled to exercise the purchase option or the Warrants underlying the purchase option unless a registration statement covering the securities underlying the purchase option is effective or an exemption from a registration is available. If the holder is unable to exercise the purchase option or the underlying Warrants, the purchase option or Warrants, as applicable, will expire worthless.

COLUMBUS ACQUISITION CORP.

(A Development Stage Company)

Note 4 — Note Payable to Stockholder and Related Party Transactions

The Company issued an unsecured promissory note for $150,000 to Columbus Acquisition Holdings LLC, its principal initial stockholder, on August 10, 2006. The note is non-interest bearing and was originally payable on the earlier of March 31, 2007 or the consummation of the Public Offering by the Company. On March 30, 2007, Columbus Acquisition Holdings L.L.C. amended the due date of the loan and it was payable on the earlier of June 30, 2007 or the consummation of the Proposed Offering by the Company. On May 23, 2007, the Company repaid the loan in full. As of December 31, 2006, the balance due on the note payable was $143,000. Due to the short-term nature of the note, the fair value of the note approximated its carrying amount at December 31, 2006.

The Company has agreed to pay up to $7,500 a month in total for office space and general and administrative services to an affiliate of certain members of the Company's management team. Services will terminate upon the earlier of (i) the consummation of a Business Combination or (ii) the liquidation of the Company.

Note 5 — Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Note 6 — Reserved Common Stock

At May 23. 2007, 19,275,000 shares of common stock were reserved for issuance upon exercise of redeemable warrants and the underwriters purchase option.